AMENDED AND RESTATED BY-LAWS

for the regulation, except as
otherwise provided by statute or
the Agreement and Declaration of Trust of

CITY NATIONAL ROCHDALE FUNDS

a Delaware Statutory Trust

(as of August 11, 2021)

i

ii

BY-LAWS

OF

CITY NATIONAL ROCHDALE FUNDS

A Delaware Statutory Trust

ARTICLE I
DECLARATION OF TRUST AND OFFICES

Section 1. DECLARATION OF TRUST. These By-Laws are adopted pursuant to Article IV, Section 7 of the Declaration of Trust, as from time to time in effect, of City National Rochdale Funds, a Delaware statutory trust, and shall be subject to the terms of the Declaration of Trust. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration of Trust. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration of Trust or of any applicable laws, the terms of the Declaration of Trust or of such applicable laws shall control.

Section 2. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of CITY NATIONAL ROCHDALE FUNDS (the “Trust”) at any place within or outside the State of Delaware.

Section 3. DELAWARE OFFICE. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 4. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II
SHAREHOLDERS

Section 1. DATE, TiME And, PLACE OF MEETINGS. The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time, and place for any meeting of Shareholders, which place may be within or outside the State of Delaware (which place includes, for all purposes of these By-laws, the holding of meetings by conference telephone circuit, video conference, or similar means of remote communication).

The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held partly or solely by means of remote communication and to the extent so authorized, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication. In connection with any such meeting, the Trust shall implement such measures as the Trustees deem to be reasonable to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder and to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders. If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. The Trustees may, in their sole discretion, notify Shareholders of any adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) by a document publicly filed by the Trust with the Securities and Exchange Commission without the requirement of any further notice hereunder.

Section 2. CALL, POSTPONEMENT AND CANCELLATION OF MEETINGS. There shall be no annual meetings of Shareholders except as required by law. A meeting of the Shareholders of the Trust or of any Series or Class may be called at any time by a majority of the Trustees then in office, the Chair of the Board, or the President. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the State of Delaware.

Any meeting so called may be postponed or cancelled prior to the meeting (with respect to one or more or all Series or Classes entitled to vote at the meeting) provided that notice of such postponement or cancellation is given to the extent time permits to the Shareholders entitled to vote at the meeting, but only if notice of such meeting had been previously given to such Shareholders.

Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under the Declaration, the Trust may either hold a meeting of Shareholders of all Series and Classes to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Series and or Classes to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Series and or Classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

Section 3. NOTICE OF MEETING. All notices of meetings of Shareholders and any postponements or cancellations thereof shall be sent or otherwise given in accordance with Section 3 of this Article II at least seven (7) days and not more than 120 days before the date of the meeting to each Shareholder of record of the applicable Series or Class on the date set in accordance with Section 9 of this Article II. The notice shall specify (i) the date, time, and place of the meeting, and (ii) the general nature of the business to be transacted, including any proposals. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment, even if the date of such adjourned meeting is more than 120 days after the date set for the original meeting. Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 4. COMMUNICATIONS WITH SHAREHOLDERS. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these By-Laws or applicable law may be sent, delivered or made available by mail or other carrier, in person, by email or other electronic communication or by posting on a website or publication or in any other reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may, from time to time, adopt or authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable, and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, when notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder’s counsel under Article VII, Section 8 of the Declaration of Trust; provided, however, that communications provided to either a Shareholder or Shareholder’s counsel under Article VII, Section 8 may not be made by means of posting on a website or by publication.

Section 5. ADJOURNMENTS. Any meeting of Shareholders may, by action of the person presiding thereat and without the requirement of any actions of the Shareholders, be adjourned with respect to one or more matters to be considered at such meeting, whether or not a quorum is present with respect to such matter.

Section 6. QUORUM AND VOTING. The holders of Outstanding Shares entitled to vote and present, in person or by proxy, representing thirty percent (30%) of the voting power of the Trust shall constitute a quorum at any meeting of the Shareholders; except that when pursuant to any provision of law, the Declaration of Trust or these By-Laws a vote shall be taken by an individual Series or Class, then Outstanding Shares entitled to vote and which are present, in person or by proxy, representing thirty percent (30%) of the voting power of that Series or Class shall be necessary to constitute a quorum for the transaction of business by that Series or Class. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with Article V, Section 1 of the Declaration of Trust. Shares may be voted in person or by proxy.

Section 7. CONDUCT OF MEETINGS. Unless otherwise determined by the Board of Trustees, meetings of the Shareholders shall be presided over by the Chair of the Board, or, if the Chair of the Board is not present at the meeting, by another Trustee or officer designated by the Chair of the Board, or if there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting, and such person shall be deemed for all purposes the chair of the meeting. The chair of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chair, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chair of the meeting. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may, from time to time in their discretion, provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting.

Section 8. SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Shareholders may be taken if so directed by the Trustees, without a meeting by written action executed by Shareholders, as of the applicable record date, holding not less than the minimum voting power that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders, and shall be effective when it has been executed by the requisite number of Shareholders and delivered to the Secretary of the Trust, unless a different effective time is provided in the written action. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records.

Section 9. RECORD DATES. For the purpose of determining the Shareholders of the Trust or any Series or Class of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may, from time to time, fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series or Class having the right to receive notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or, without fixing such record date, the Trustees may for any such purposes close the register or transfer books for all or part of such period.

Section 10. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions, through telephonic or electronic methods of communication or via the Internet, for another person to execute his or her proxy if, in each case, such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after 11 months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

Section 11. INSPECTORS OF ELECTION. In advance of or at any meeting of Shareholders, the Trustees or the chair of the meeting may appoint inspectors of election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the chair of the meeting, the inspectors of election shall:

(a)	Determine the number of Outstanding Shares, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(b)	Receive votes, ballots or consents;
(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d)	Count and tabulate all votes or consents;
(e)	Determine the results; and
(f)	Do any other acts that may be proper to conduct the election or vote.

ARTICLE III
TRUSTEES

CHAIR. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the Chair’s designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

Section 2. DELETED

Section 3. DELETED

Section 4. PLACE OF MEETINGS. All meetings of the Board of Trustees may be held at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other) as the Board of Trustees may, from time to time, determine.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Trustees may be held without call or notice at such times as shall, from time to time, be fixed by the Board of Trustees.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chair of the Board or the President or any Vice President or the Secretary or any two (2) Trustees.

It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. The notice need not specify the purpose of the meeting.

Section 7. QUORUM. A majority of the Trustees then in office shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

Section 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place without further notice.

Section 10. DELETED

Section 11. ACTION WITHOUT A MEETING. Except as required by law, any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Such written consent or consents may be executed and delivered in counterparts and by electronic means, and such written consent or consents shall be filed in paper or electronic form with the minutes of the proceedings of the Board of Trustees.

Section 12. DELETED

Section 13. DELETED

Section 14. DELETED

Section 15. AUTHORITY OF INDEPENDENT TRUSTEES TO ENGAGE EXPERTS. The Trustees who are not Interested Persons of the Trust (as defined in the Investment Company Act) shall have the authority to hire employees and retain such advisers and experts as such Trustees believe necessary or appropriate to assist and advise them in the performance of their duties as Trustees.

ARTICLE IV
COMMITTEES

Section 1. establishment and authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by the Board of Trustees or the committee. Special meetings of committees may also be called by the Board of Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws. Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE V
OFFICERS

Section 1. OFFICERS. The officers of the Trust shall be a President, a Secretary, a Treasurer, and a Chief Compliance Officer. The Trust may also have at the discretion of the Board of Trustees, a Chair of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment, and the Board of Trustees may authorize the Chair of the Board, if any, or President to elect or appoint such other officers or agents with such powers as the Board of Trustees or the Chair of the Board or President, as applicable, may deem to be advisable. The Chief Compliance Officer shall be appointed by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust (as defined in the Investment Company Act), or otherwise in accordance with Rule 38a-1 (or any successor rule) under the Investment Company Act as in effect from time to time (“Rule 38a-1”).

Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may, from time to time, determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board of Trustees, and the Board of Trustees may authorize the Chair of the Board, if any, or President to remove any officers or agents of the Trust that may be appointed by the Chair of the Board, if any, or President. Any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 6. deleted

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chair of the Board, if one is appointed, the President shall, subject to the control of the Board of Trustees and the Chair, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Shareholders and, in the absence of the Chair of the Board or if there is none, at all meetings of the Board of Trustees. He or she shall have the general powers and duties of management usually vested in the offices of president, chief executive officer and chief operating officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board of Trustees, shall perform all the duties of the President and, when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as may, from time to time, be prescribed for them by the Board of Trustees, the President or the Chair of the Board, or by these By-Laws.

Section 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and Classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Trustees required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

Section 10. TREASURER. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 11. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall perform the duties and shall have the responsibilities of the chief compliance officer of the Trust, including any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated, from time to time, by the Board of Trustees.

ARTICLE VI
DELETED

ARTICLE VII
RECORDS AND REPORTS

Section 1. MAINTENANCE OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office(s) of its transfer agent(s) or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its Shareholders, giving the names and addresses of all Shareholders and the number, Series and, where applicable, Class of Shares held by each Shareholder.

Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a written or electronic copy of these By-Laws, as amended from time to time. The Shareholders shall only have such right to inspect the By-Laws as may be granted, from time to time, by the Trustees in their sole discretion.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes and the accounting books and records shall be kept either in written or electronic form.

Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind as well as the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

Section 5. DELETED

ARTICLE VIII
GENERAL MATTERS

Section 1. execution of papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President appointed by the Trustees, the Treasurer, the Secretary or any other officer appointed by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

Section 2. Deleted

Section 3. CERTIFICATES FOR SHARES. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Article IV, Section 10 of the Declaration of Trust in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration of Trust. The Trustees may at any time authorize the issuance of share certificates for Shares of any Series or Class in such form as the Trustees may prescribe from time to time. All certificates shall be signed in the name of the Trust by the Chair of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of Shares and the Series of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be an officer, transfer agent or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4. LOST CERTIFICATES. The transfer agent for any Series or Class of Shares, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY THE TRUST. The Chair of the Board, the President, any Vice President, or any other person authorized by the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. FISCAL YEAR. The fiscal year of the Trust, and of the several Series thereof, shall be fixed and refixed or changed, from time to time, by resolution of the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust, unless otherwise provided by the Trustees.

Section 7. SEVERABILITY. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

ARTICLE IX
AMENDMENTS

Section 1. DELETED

Section 2. AMENDMENT BY TRUSTEES. These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority, and the Shareholders shall have no right to amend, supplement or otherwise alter these By-Laws.

Adopted: October 25, 1996

Amended: February 26, 2009

Amended: August 29, 2013

Amended: December 4, 2014

Amended: May 12, 2016

Amended: February 23, 2017

Amended: August 11, 2021